UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2014
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors.
Diego J. Veitia retired from the Company's Board of Directors with effect from February 27, 2014.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Shareholders of INTL FCStone Inc. was held on February 27, 2014. The final voting results for each matter submitted to a vote of the Shareholders are as follows:

Item 1. With respect to the election of eight directors to hold office for a term expiring at the 2015 annual meeting or until their respective earlier death, resignation or removal, votes were validly cast as follows for the following persons as directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Paul G. Anderson	11,708,867	2,397,776	3,269,646
Scott J. Branch	13,977,619	129,024	3,269,646
John M. Fowler	13,920,969	185,674	3,269,646
Daryl K. Henze	11,626,537	2,480,106	3,269,646
Bruce Krehbiel	11,537,151	2,569,492	3,269,646
Sean M. O'Connor	13,976,038	130,605	3,269,646
Eric Parthemore	13,902,289	204,354	3,269,646
John Radziwill	13,992,707	113,936	3,269,646

Item 2. KPMG LLP was ratified as the Company's independent registered public accounting firm for the 2014 fiscal year with the following vote:

FOR	15,161,927
AGAINST	2,151,274
ABSTAIN	63,088
BROKER NON-VOTES	—

Item 3. A Company proposal, required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, requesting that shareholders approve a non-binding resolution to approve the compensation awarded by the Company to the Company's Named Executive Officers ("say-on-pay") as described in the Compensation Discussion & Analysis ("CD&A"), tabular disclosures, and other narrative executive compensation disclosures in the January 17, 2014 Proxy Statement as required by the rules of the Securities and Exchange Commission, passed with the following vote:

FOR	13,170,003
AGAINST	929,159
ABSTAIN	7,481
BROKER NON-VOTES	3,269,646

Item 8.01. Other Events.
During the regular meeting of the Board of Directors held February 27, 2014, following the Annual Meeting of the Shareholders of INTL FCStone Inc., John Radziwill was elected as Chairman of the Board of Directors.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
March 4, 2014	/s/ Brian T. Sephton
(Date)	Brian T. Sephton
Chief Legal & Governance Officer